       10(a) Consent of Sutherland, Asbill & Brennan LLP

Sutherland, Asbill & Brennan LLP
1275 Pennsylvania Ave, NW
Washington, DC  20004-2404


                              April 30, 1998


Board of Directors
Golden American Life Insurance Company
1001 Jefferson Street, Suite 400
Wilmington, DE  19801

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 28 to the registration statement on Form N-4 for the Separate Account B (File No. 33-23351). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                  Very truly yours,

                                                  SUTHERLAND, ASBILL & BRENNAN
                                                              LLP



                                                  By  /s/ Susan S. Krawczyk
                                                      -------------------------
                                                      Susan S. Krawczyk